Exhibit 10.1

Kaiser Aluminum
2026 Short-Term Incentive Plan for Key Managers

This is a summary of the short-term incentive program (“STIP”) of Kaiser Aluminum Corporation (the “Company”) effective January 1, 2026. The STIP performance period is the 2026 calendar year. The 2026 STIP rewards participants for performance based on the Company’s adjusted earnings before interest, taxes, depreciation and amortization as reported to investors (“Adjusted EBITDA”), safety, quality, and delivery performance, with the possibility of adjustments to individual awards based on actual performance, including individual, facility, and/or functional area performance.

Purpose of the 2026 STIP

1. Focus attention on value creation within Fabricated Products, our core business segment, and Corporate.

2. Reward the achievement of aggressive performance goals.

3. Provide incentive opportunities that are consistent with a competitive market for talent.

4. Link incentive pay to performance as well as our success and ability to pay.

STIP Philosophy

Compensation should (i) reward management for value creation, the safe and efficient operation of our business and customer satisfaction, (ii) stand the test of time to provide continuity in compensation philosophy, (iii) recognize the cyclical nature of our business, and (iv) provide a retention incentive. In order to achieve success, participants must continue to seek out and find ways to create value, operate safely and efficiently and provide customer satisfaction.

Primary Performance Measures

The performance goals will be based on the following performance measures at levels approved by the compensation committee of the Company’s board of directors (the “Compensation Committee”):

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Adjusted EBITDA;

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Safety performance will be measured by Total Case Incident Rate (“TCIR”) and Lost-time Case Incident Rate (“LCIR”);

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Quality performance will be measured by the no fault claim rate; and

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Delivery performance will be measured by the on-time delivery rate.

Target Incentive

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A monetary target incentive amount for each participant is established for the STIP based on the competitive market, internal compensation balance and position responsibilities.

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Participant monetary incentive targets are set at the beginning of the STIP performance period.

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Monetary incentive targets represent the incentive opportunity based on the Adjusted EBITDA, safety, quality, delivery and cost performance results.

How The Award Multiplier Is Determined

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The Award Multiplier, before application of the individual modifier, shall be determined as follows:

Metric	Multiplier Range
	Below Threshold	Threshold	Target	Maximum
Adjusted EBITDA	0.000x	0.425x	0.850x	1.700x
TCIR	0.000x	0.000x	0.025x	0.050x
LCIR	0.000x	0.000x	0.025x	0.050x
Quality	0.000x	0.000x	0.050x	0.100x
Delivery	0.000x	0.000x	0.050x	0.100x
Total	0.000x	0.425x	1.000x	2.000x

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Individual participant awards are modified to reflect any adjustments permitted by the STIP and subject to a maximum final Award Multiplier of 3.0 times target (or 2.5 times target for the CEO, CFO, General Counsel, Senior Vice President – Advanced Engineering & Innovation, Executive Vice President – Manufacturing and Executive Vice President – Sales and Marketing (collectively, the “Senior Executive Team”)).

STIP Award

Each participant’s base award is determined as the monetary incentive target times the Award Multiplier modified to reflect any adjustments permitted by the STIP.

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Individual awards may be adjusted up or down 100% in recognition of exceptional performance, including individual, facility, and/or functional area performance.

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Adjustments to awards for executive officers, including our Senior Executive Team, require approval by the Compensation Committee. All other adjustments require the approval of our President and CEO.

Form and Timing of Payment

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STIP awards are paid, at the Company’s election, in cash, non-restricted shares of the Company’s common stock or a combination of cash and non-restricted shares no later than March 15 following the end of the year.

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Except as set forth in this STIP, Awards are conditioned on employment by the Company or any affiliate on date of payment.

Detrimental Activity

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If a participant, either during employment by the Company or any affiliate or within one year after termination of such employment (or, if termination of such employment results from retirement at or after age 65, within the period ending one year after the date the Company paid the STIP award to the participant), shall engage in any Detrimental Activity (as defined below), upon notice of such finding, the participant shall forfeit to the Company any payment received under this STIP.

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To the extent that such amounts are not paid to the Company, the Company may, to the extent permitted by law, set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or any affiliate to the participant, whether as wages or vacation pay or in the form of any other benefit or for any other reason; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code.

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“Detrimental Activity” means any conduct or act determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any affiliate, including, without limitation, any one or more of the following types of activity:

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Conduct resulting in an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws.

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Engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct responsibility during the last two years of the participant’s employment with the Company or an affiliate, in any territory in which the Company or an affiliate manufactures, sells, markets, services, or installs such product, service, or system, or engages in such business activity. Notwithstanding the foregoing, to the extent this prong of the Detrimental Activity definition does not satisfy the applicable state statutory requirements when this STIP becomes effective, it shall not apply to the Participant(s) residing in such state(s) to the extent it does not satisfy applicable state statutory requirements and will be of no force or effect to such extent, without affecting the validity or enforceability of the remainder of the definition of Detrimental Activity or this STIP.

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Soliciting any employee of the Company or an affiliate to terminate the employee’s employment with the Company or an affiliate.

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The disclosure to anyone outside the Company or an affiliate, or the use in other than the Company’s or an affiliate’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its subsidiaries acquired by the participant during the participant’s employment with the Company or its subsidiaries or while acting as a consultant for the Company or its subsidiaries.

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The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the participant during employment by the Company or any affiliate, relating in any manner to the actual or anticipated business, research or development work of the Company or any affiliate or the failure or refusal to do anything reasonably necessary to enable the Company or any affiliate to secure a patent where appropriate in the U.S. and in other countries.

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Activity that results in termination for Cause (as defined below).

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“Cause” means (i) the participant’s engaging in fraud, embezzlement, gross misconduct or any act of gross dishonesty with respect to the Company or its affiliates, (ii) the participant’s habitual drug or alcohol use which impairs the ability of the participant to perform the participant’s duties with the Company or its affiliates, (iii) the participant’s indictment with respect to, conviction of, or plea of guilty or no contest to, any felony, or other comparable crime under applicable local law (except, in any event, for motor vehicle violations not involving personal injuries to third parties or driving while intoxicated), or the participant’s incarceration with respect to any of the foregoing that, in each case, impairs the participant’s ability to continue to perform the participant’s duties with the Company and its affiliates, or (iv) the participant’s material breach of any written employment agreement or other agreement between the Company and the participant, breach of the Company’s Code of Business Conduct, or failure by the participant to substantially perform the participant’s duties for the Company which remains uncorrected or reoccurs after written notice has been delivered to the participant demanding substantial performance and the participant has had a reasonable opportunity to correct such breach or failure to perform.

Other Administrative Provisions

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The STIP will be reviewed annually.

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Annual incentive awards paid from the STIP count as additional compensation for purposes of the Company’s Defined Contribution and Restoration Plans but not for other Company benefits.

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All applicable federal, state, local and FICA taxes will be withheld from all incentive award payments.

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Retirement or termination: If a participant dies, or retires at or after age 65, or becomes disabled, the participant’s award shall be determined based on the Company’s actual performance and prorated for the actual number of days of the participant’s employment during 2026.

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Leave of absence participants earn a prorated award based on the number of months of active employment.

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Beneficiary designation: In the event of death the deceased participant’s designated beneficiary will receive any payments due under the STIP. If there is no designated beneficiary on file with Human Resources, any amounts due will be paid to the surviving spouse or, if no surviving spouse, to the participant’s estate.

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Non transferability: No amounts earned under the STIP may be sold, transferred, pledged or assigned, other than by will or the laws of descent and distribution until the termination of the applicable performance period. All rights to benefits under the STIP are exercisable only by the participant or, in the case of death, by the participant’s beneficiary.

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The STIP may be modified, amended or terminated by the Compensation Committee at any time. If the STIP is terminated, modified or amended, then future payments from the STIP are governed by such modifications or amendments. If the STIP is terminated, then a prorated award will be determined based on number of months up to termination, and paid before March 15 following the end of the year.

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The STIP constitutes no right to continued employment.

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In addition to the Company’s clawback rights described above, awards under the STIP shall be subject to the terms and conditions of the Kaiser Aluminum Corporation Clawback Policy, effective October 2, 2023, as it may be amended or modified, implementing Section 10D of the Securities Exchange Act of 1934 and applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Shares may be traded) (the “Compensation Recovery Policy”), and that applicable sections of this STIP and any related documents are superseded by and subject to the terms and conditions of the Compensation Recovery Policy (but only to the extent the clawback rights in such Compensation Recovery Policy are more extensive than the provisions in this STIP and any related documents).

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If any provision of this STIP is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the STIP under any applicable law, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this STIP will remain in full force and effect.

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The CEO, with oversight from the Compensation Committee, has the discretionary authority to interpret the terms of the plan and those decisions shall be final, binding and conclusive on all persons affected.